UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

ORION S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 City Plaza Drive, Suite 300 Spring, Texas 77389 (Address of principal executive offices, including zip code)

(281) 318-2959

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	OEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 6, 2023 (the “Closing Date”), Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), Goldman Sachs Bank USA, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), UniCredit Bank AG as sole coordinator, book runner and mandated lead arranger and sustainability coordinator (in such capacities, the “Amendment Arranger”) and the other Loan Parties party thereto entered into that certain thirteenth amendment (the “Thirteenth Amendment”), which amends the credit agreement originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018, October 29, 2018, April 2, 2019, September 30, 2021, May 26, 2022, May 11, 2023 and August 16, 2023 (as further amended, restated, supplemented or otherwise modified prior to the Closing Date) by and among the Borrowers (as defined therein), the Guarantors (as defined therein) from time to time party thereto, the several banks, other financial institutions and institutional investors from time to time party thereto and the Administrative Agent (the “Existing Credit Agreement” and, as amended by the Thirteenth Amendment, the “Credit Agreement”).

On the Closing Date, pursuant to the Thirteenth Amendment, the Borrower Representative, inter alia, (i) obtained €300,000,000 of commitments under an Incremental Revolving Facility (as defined in the Credit Agreement), which Incremental Revolving Facility refinanced and replaced the existing Revolving Credit Facility (as defined in the Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Closing Date; (ii) extended the original revolving maturity date such that the Revolving Credit Facility shall be repayable on September 24, 2028; (iii) increased the interest rate applicable to the Revolving Credit Facility; (iv) implemented an ESG-linked margin ratchet for the Revolving Credit Facility; and (vi) reset the First Lien Leverage Ratio (as defined in the Credit Agreement) financial covenant to 4.00 to 1.00.

Other than as described above, the loans under the Credit Agreement continue to have the same terms as provided under the Existing Credit Agreement. Additionally, the parties to the Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Thirteenth Amendment and the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Thirteenth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Thirteenth Amendment, dated as of October 6, 2023, by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany, the other Loan Parties party thereto, Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders, UniCredit Bank AG as sole coordinator, book runner, mandated lead arranger and sustainability coordinator
99.1	Press Release of Orion Engineered Carbons S.A., dated October 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION S.A.

Date: October 11, 2023	By:	/s/ Jeff Glajch
		Name:	Jeff Glajch
		Title:	Chief Financial Officer